EXHIBIT 8.1
Principal subsidiaries
The following is a list of Ternium’s subsidiaries at December 31, 2020.

Company	Country of Organization	Main activity	Percentage of ownership at December 31,
			2020	2019	2018

Ternium S.A.	Luxembourg	Holding	100.00%	100.00%	100.00%
Ternium Investments S.à.r.l.	Luxembourg	Holding	100.00%	100.00%	100.00%
Ternium Internacional España S.L. (1)	Spain	Holding and marketing of steel products	100.00%	100.00%	100.00%
Ternium USA Inc. (1)	USA	Manufacturing and selling of steel products	100.00%	100.00%	100.00%
Ternium Solutions S.A. (formerly Tericer Trading S.A.) (1)	Uruguay	Other services	100.00%	100.00%	100.00%
Ternium Internationaal B.V. (1)	Netherlands	Marketing of steel products	100.00%	100.00%	100.00%
Ternium Argentina S.A. (2)	Argentina	Manufacturing and selling of flat steel products	62.46%	61.50%	60.94%
Impeco S.A. (3)	Argentina	Manufacturing of pipe products	62.49%	61.54%	60.97%
Prosid Investments S.A. (4)	Uruguay	Holding	62.46%	61.51%	60.94%
Ternium Mexico S.A. de C.V. (5)	Mexico	Manufacturing and selling of steel products	89.21%	88.94%	88.78%
Hylsa S.A. de C.V. (6)	Mexico	Manufacturing and selling of steel products	89.21%	88.94%	88.78%
Las Encinas S.A. de C.V. (6)	Mexico	Exploration, exploitation and pelletizing of iron ore	89.21%	88.94%	88.78%
Ferropak Comercial S.A. de C.V. (6)	Mexico	Scrap services company	89.21%	88.94%	88.78%
Transamerica E. & I. Trading Corp. (6)	USA	Scrap services company	89.21%	88.94%	88.78%
Técnica Industrial S.A. de C.V. (6)	Mexico	Services	89.21%	88.94%	88.78%
Galvacer Chile S.A. (6)	Chile	Distributing company	89.21%	88.94%	88.78%
Ternium Gas México S.A. de C.V. (7)	Mexico	Energy services company	89.21%	88.94%	88.78%
Consorcio Minero Benito Juarez Peña Colorada S.A.de C.V. (8)	Mexico	Exploration, exploitation and pelletizing of iron ore	44.61%	44.47%	44.39%
Peña Colorada Servicios S.A. de C.V. (8)	Mexico	Services	44.61%	44.47%	44.39%
Exiros B.V. (8)	Netherlands	Procurement and trading services	50.00%	50.00%	50.00%
Servicios Integrales Nova de Monterrey S.A. de C.V. (9)	Mexico	Medical and Social Services	66.47%	66.26%	66.14%
Ternium Internacional Nicaragua S.A.	Nicaragua	Manufacturing and selling of steel products	99.38%	99.38%	99.38%
Ternium Internacional Honduras S.A. de C.V.	Honduras	Manufacturing and selling of steel products	99.18%	99.18%	99.18%
Ternium Internacional El Salvador S.A. de C.V.	El Salvador	Manufacturing and selling of steel products	99.92%	99.92%	99.92%
Ternium Internacional Costa Rica S.A.	Costa Rica	Manufacturing and selling of steel products	99.98%	99.98%	99.98%
Ternium Internacional Guatemala S.A. (10)	Guatemala	Manufacturing and selling of steel products	99.98%	99.98%	99.98%
Ternium Colombia S.A.S. (10)	Colombia	Manufacturing and selling of steel products	100.00%	100.00%	100.00%
Ternium del Cauca S.A.S. (10)	Colombia	Manufacturing and selling of steel products	100.00%	100.00%	100.00%
Ternium Siderúrgica de Caldas S.A.S. (10)	Colombia	Manufacturing and selling of steel products	100.00%	100.00%	100.00%
Ternium del Atlántico S.A.S (10)	Colombia	Manufacturing and selling of steel products	100.00%	100.00%	100.00%
Ternium Procurement S.A. (10)	Uruguay	Marketing of steel products and procurement services	100.00%	100.00%	100.00%
Technology & Engineering Services S.A. (10)	Uruguay	Engineering and other services	100.00%	100.00%	100.00%
Tenigal S. de R.L. de C.V. (11)	Mexico	Manufacturing and selling of steel products	51.00%	51.00%	51.00%

Company	Country of Organization	Main activity	Percentage of ownership at December 31,
			2020	2019	2018

Ternium Participaçoes S.A. (12)	Brazil	Holding	100.00%	100.00%	100.00%
Ternium Brasil Ltda. (13)	Brazil	Manufacturing and selling of steel products	100.00%	100.00%	100.00%
Ternium International Inc. (14)	Panama	Marketing of steel products	-	100.00%	100.00%
Ternium Investments Switzerland AG (15)	Switzerland	Holding	-	100.00%	100.00%
Ternium Internacional S.A. (16)	Uruguay	Marketing of steel products	-	100.00%	100.00%
Ternium Staal B.V. (17)	Netherlands	Holding and marketing of steel products	-	100.00%	100.00%
Imsamex Ecuador S.A. (18)	Ecuador	Distributing company	-	-	88.78%
Ternium Solutions A.G. (19)	Switzerland	Other services	-	-	100.00%
Ternium Ingeniería y Servicios de México S.A. de C.V. (20)	Mexico	Engineering and other services	-	-	99.89%
Ternium International USA Corporation (21)	USA	Marketing of steel products	-	-	100.00%

(1) Indirectly through Ternium Investments S.à.r.l. Total voting rights held: 100.00%.
(2) Indirectly through Ternium Internacional España S.L. Total voting rights held 62.46%. Before that, indirectly through Ternium Internacional España S.L. total voting rights was 61.50% in 2019 and 60.94% in 2018.
(3) Indirectly through Ternium Argentina S.A. and Soluciones Integrales de Gestión S.A. Total voting rights held 100.00%.
(4) Indirectly through Ternium Argentina S.A. and Ternium Procurement S.A. Total voting rights held 100.00%.
(5) Indirectly through Ternium Argentina S.A. and Ternium Internacional España S.L. Total voting rights held 100.00%.
(6) Indirectly through Ternium Mexico S.A. de C.V. Total voting rights held: 100.00%.
(7) Indirectly through Ternium Mexico S.A. de C.V. and Tenigal S. de R.L. de C.V. Total voting rights held: 100.00%.
(8) Total voting rights held: 50.00%. The Company recognizes the assets, liabilities, revenue and expenses in relation to its interest in the joint operation.
(9) Indirectly through Ternium Mexico S.A. de C.V. Total voting rights held: 74.50%.
(10) Indirectly through Ternium Internacional España S.L. Total voting rights held: 100.00%.
(11) Indirectly through Ternium Internacional España S.L. Total voting rights held: 51.00%.
(12) Indirectly through Ternium Investments S.à r.l. and Ternium Internacional España S.L. Total voting rights held 100.00%.
(13) Since the second quarter of 2020, indirectly through Ternium Internacional España S.L. Total voting rights held: 100.00%. Before that, indirectly through Ternium Investments S.à r.l.
(14) This company was dissolved as of December 7, 2020.
(15) This company was dissolved as of December 4, 2020.
(16) This company was dissolved as of July 14, 2020.
(17) Merged into Ternium International España S.L. as of May 27, 2020, effective as of January 1, 2020.
(18) This company was dissolved as of December 19, 2019.
(19) This company was dissolved as of July 3, 2019.
(20) This company was dissolved as of March 29, 2019.
(21) Merged with Ternium USA Inc. during the first quarter of 2019.